UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CEDAR FAIR, L.P.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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On June 10, 2011, Cedar Fair, L.P. issued the following news release:

For Immediate Release June 10, 2011	Contact: Stacy Frole (419) 627-2227

CEDAR FAIR BOARD REJECTS Q INVESTMENTS’ REQUEST FOR A THIRD

SPECIAL MEETING OF UNITHOLDERS IN SIX MONTHS

•	Q Investments’ request fails to meet the standard to convene a special meeting

•

Board views Q Investments’ latest action as a blatant attempt to circumvent the Company’s corporate governance requirements and indicative of Q Investments’ underlying short-term agenda to facilitate a quick exit from its lucrative 18-month-old investment position

•	Board continues to propose structured meetings with Q Investments to foster meaningful, productive discussions focused on the best interests of all unitholders

SANDUSKY, OHIO, June 10, 2011 – The Board of Directors of Cedar Fair Entertainment Company (NYSE: FUN), a leader in regional amusement parks, water parks and active entertainment, today declared that the latest request from Q Funding III, L.P. and Q4 Funding, L.P. (together with Geoffrey Raynor, “Q Investments”) for the Company to hold yet another Special Meeting of Unitholders, this time to remove the General Partner, is deficient and will not be granted. The proposed Special Meeting would have been the third such meeting to be held so far this year, all at the request of Q Investments.

The Company views Q Investments’ request for a Special Meeting as deficient because it fails to provide certain information required to convene such a meeting, including adequate information regarding the successor General Partner, an opinion of counsel with respect to the tax impact of the removal of the General Partner and specific language for the proposed amendment to the Partnership Agreement.

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259    419-627-2233

Cedar Fair Board Rejects Q Investments’ Request For a

Third Special Meeting of Unitholders in Six Months

June 10, 2011

“In addition to the request being deficient, the Board believes it is a calculated attempt to overturn the results of the June 2, 2011 Special Meeting. It is clear to us that everything Q Investments says and does has been designed to bring about their ultimate goal of an exit strategy for itself and its hedge fund investors, regardless of what would best serve the long-term value creation interests of all our unitholders,” said Dick Kinzel, Cedar Fair’s President and Chief Executive Officer. “Q Investments has seen an attractive total return of 65 percent over the past 18 months on its investment in Cedar Fair. We also cooperated with Q Investments in June 2010 when we added two new independent Board members that they had recommended. This year, after Q Investments failed to provide the Company with any additional Board candidates for consideration, we recently nominated another independent and highly qualified director with a strong financial and strategic planning background, which would make this the fourth new independent director added to our seven-member board since 2008. Yet Q Investments continues to complain. This makes us question their intentions all the more.”

Kinzel added, “We have heard from many of our unitholders that they are frustrated with Q Investments’ incessant rants and repetitious, misleading communications. In addition, we have spent more than $3 million in legal and professional costs – equivalent to earnings of approximately 6 cents per unit – dealing with the special meetings requested by and the seven lawsuits filed by Q Investments against the Company and its Board of Directors in the past 12 months. Certainly, this time and money could have been put to better use than dealing with Q Investments’ continued attempts to circumvent the Company’s corporate governance requirements for its own short-term gain.”

Despite Q Investments’ repeated and disingenuous assertions to the contrary, the Cedar Fair Board has always been, and remains, willing to arrange a meeting between Q Investments and representatives of the Board.

“As always, we will listen to the wishes of our unitholders and act prudently according to the best interests of all our investors,” Kinzel said. “We believe, however, that better progress could be made through meaningful and civilized discussions in structured meetings rather than through expensive Special Meetings and court battles.”

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259    419-627-2233

Cedar Fair Board Rejects Q Investments’ Request For a

Third Special Meeting of Unitholders in Six Months

June 10, 2011

About Cedar Fair

Cedar Fair is a publicly traded partnership headquartered in Sandusky, Ohio, and one of the largest regional amusement-resort operators in the world. The Company owns and operates 11 amusement parks, six outdoor water parks, one indoor water park and five hotels. Its parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, and Toronto, Ontario. Cedar Fair also operates the Gilroy Gardens Family Theme Park in California under a management contract. Cedar Fair’s flagship park, Cedar Point, has been consistently voted the “Best Amusement Park in the World” in a prestigious annual poll conducted by Amusement Today newspaper.

Additional Information

This may be deemed to be solicitation material in respect of the Company’s Annual Meeting of Unitholders currently scheduled for July 7, 2011. On June 2, 2011, in connection with the Company’s Annual Meeting of Unitholders, the Company filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) and the definitive proxy statement on Schedule 14A was mailed on or about June 3, 2011 to the Company’s unitholders of record as of May 27, 2011. In addition, the Company will file with, or furnish to, the SEC all additional relevant materials. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Investors and security holders are able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s unitholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, Cedar Fair, L.P., One Cedar Point Dr., Sandusky, OH 44870, telephone: (419) 627-2233, or from the Company’s website, www.cedarfair.com or by contacting Morrow & Co., LLC, at (203) 658-9400 or toll free at (800) 206-5879.

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259    419-627-2233

Cedar Fair Board Rejects Q Investments’ Request For a

Third Special Meeting of Unitholders in Six Months

June 10, 2011

The Company and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the Annual Meeting of Unitholders. Additional information regarding the interests of such potential participants is included in the definitive proxy statement.

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259    419-627-2233